UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 31, 2017, Dimension Therapeutics, Inc. (the “Company”) announced clinical trial data in a press release, a copy of which is furnished herewith as Exhibit 99.1.

In addition, on January 31, 2017, the Company posted an updated corporate presentation on its website, www.dimensiontx.com. A copy of this presentation is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the announcement of clinical trial data described above, the Company announced preliminary topline safety and early efficacy results of the Company’s multi-center phase 1/2 study of DTX101 for the treatment of adult patients with moderate/severe to severe hemophilia B. DTX101, the Company’s lead AAV candidate, is designed to deliver stable expression of blood clotting Factor IX (FIX) in patients with hemophilia B, a rare genetic bleeding disorder resulting from a deficiency in FIX. The Company is reporting preliminary topline phase 1/2 results from the trial’s first two dose cohorts (Cohort 1: N=3, 1.6 x 1012 GC/kg; Cohort 2: N=3, 5 x 1012 GC/kg). Patients in the two cohorts have been in post-treatment follow-up ranging from 6 to 52 weeks.

In the phase 1/2 study, patients received serotype AAVrh10 vector with a codon-optimized FIX gene expressing wild-type FIX protein. Evidence of efficient liver transduction of DTX101 was observed across the two patient cohorts. Patients in the second dose cohort achieved peak FIX expression of 13%, 20%, and 12% at weeks 4, 8, and 8, respectively. FIX activity was 5% and 8% in two patients at 12-weeks follow-up, and 7% for the third patient at 7 weeks. For the low-dose cohort, expression levels achieved 10-11% peak activity, stabilizing between 3-4% at last follow-up (weeks 24, 48, and 52). The findings in the low-dose cohort are comparable to results published by Nathwani et al in the New England Journal of Medicine (2011), where patients have had measurable levels of FIX for 3-5 years or more at last follow-up (Nienhuis et al. 2016). All patients in both cohorts improved from moderate/severe-to-severe to either moderate or mild range in terms of factor levels based on World Federation of Hemophilia (WFH) criteria. In addition, none of the patients in Cohort 2 have required prophylactic or on-demand recombinant FIX transfusion for spontaneous bleeds post-dosing. According to the WFH, people with FIX levels of 5% or more usually bleed only as a result of surgery or major injury, do not bleed often and, in fact, may never have a bleeding problem.*

Elevations in alanine aminotransferase (ALT) were observed in 5 of 6 patients, with patient 3 in Cohort 2 experiencing a grade 4 adverse event due to an elevated laboratory ALT (defined as >800 IU/L). All elevated liver enzymes were clinically asymptomatic with no elevations of gamma-glutamyl transferase (GGT), alkaline phosphatase or bilirubin, and no patients experienced a drug related serious adverse event (SAE) as of the January 28, 2017 data cutoff. Preliminary Phase 1/2 findings from 2 patients in each of Cohort 1 and 2 prompted administration of a standard tapering course of corticosteroids to treat mild, asymptomatic elevations in ALTs (52-98 IU/L), similar to findings from multiple studies using other AAV serotypes, including AAV8 and AAV9. The third patient in Cohort 2 also received corticosteroids, experiencing a peak ALT of 914 IU/L, and was at 431 IU/L at 6 weeks post-dosing. The Company expects that Cohort 2 will continue to receive a standard tapering course of corticosteroid therapy and as of the January 28, 2017 data cutoff, 2 of 3 patients’ ALT levels were in the normal range. Cohort 1 patients were all clinically stable and off steroids with ALT levels in the normal range. As required by the trial protocol, the Company reported the ALT levels for patient 3 in Cohort 2 to the Data Safety Monitoring Committee (DSMC), the U.S. Food and Drug Administration (FDA), and the appropriate regulatory authorities and will await their feedback prior to initiating dosing of Cohort 3.

*Information sourced from World Federation of Hemophilia

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development, preclinical and clinical results, and the continued progress of the Company’s portfolio and programs, including the initiation, timing, scope, or likelihood of regulatory filings and approvals, and the Company’s ability to develop and advance product candidates into, and successfully complete, clinical studies. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that the Company’s product candidates, including its candidates, DTX101 and DTX301, will not successfully be developed or commercialized in the times indicated or at all; the impact of the observed data in Cohorts 1 and 2, including the adverse event described above and any later safety event on timing, dosing, regulatory action or patient enrollment with respect to DTX101 and DTX301; and the risks described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in the Company’s additional filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer